SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: March 28, 2003
(Date of earliest event reported)

REGENERON PHARMACEUTICALS, INC.

(Exact name of Registrant as specified in its charter)

New York (State or Other Jurisdiction of Incorporation)	0-19034 (Commission File Number)	13-3444607 (IRS Employer Identification No.)

777 Old Saw Mill River Road
Tarrytown, NY 10591-6707
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (914) 347-7000

ITEM 5. OTHER EVENTS

     On March 28, 2003, the Company issued a press release announcing its Collaboration, License and Option Agreement with Novartis Pharma AG, a copy of which is attached to this filing.

     On March 31, 2003, the Company issued a press release announcing the results of its Phase III obesity study. This release as issued contained a statement that AXOKINE treatment achieved statistically significant results in all secondary endpoints of the study. A corrected press release is attached to this filing, which clarifies that AXOKINE treatment achieved statistically significant results in two of the three secondary endpoints.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)	Exhibits.

99a	Press Release dated March 28, 2003

99b	Press Release dated March 31, 2003 (As Corrected)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENERON PHARMACEUTICALS, INC.

	By:	/s/ Stuart Kolinski

Name: Stuart Kolinski Title: Vice President & General Counsel
Date: April 1, 2003